Exhibit 99.1

Inari Medical Reports Preliminary Fourth Quarter 2020 Revenue

IRVINE, Calif., Jan 13, 2021 (GLOBE NEWSWIRE) -- Inari Medical, Inc. (NASDAQ: NARI) (“Inari”) a commercial-stage medical device company focused on developing products to treat and transform the lives of patients suffering from venous diseases, today reported preliminary unaudited fourth quarter 2020 revenue.

Preliminary Fourth Quarter Revenue and Business Highlights:

•

Preliminary unaudited revenue is expected to be in the range of $47.9 million to $48.9 million in the fourth quarter of 2020, a 141% to 146% increase over the prior year period and 24% to 26% increase over the third quarter of 2020.

•	The company completed approximately 4,600 procedures in the fourth quarter, a 156% increase over the prior year period and a 24% increase over the third quarter of 2020.

“We are pleased with our procedural growth in the fourth quarter and the opportunity to save and transform the lives of VTE patients, especially in the face of the challenges presented by the pandemic,” said Bill Hoffman, Chief Executive Officer of Inari Medical. “Our team is executing our strategic plan and we look forward to sharing our progress on our quarterly earnings call.”

The preliminary unaudited revenue results described in this press release are estimates only and subject to revision until we report our full financial results for 2020 in our Annual Report on Form 10-K.

About Inari Medical, Inc.

Inari Medical, Inc. is a commercial-stage medical device company focused on developing products to treat and transform the lives of patients suffering from venous diseases. Inari has developed two minimally-invasive, novel catheter-based mechanical thrombectomy devices that are designed to remove large clots from large vessels and eliminate the need for thrombolytic drugs. The company purpose-built its products for the specific characteristics of the venous system and the treatment of the two distinct manifestations of venous thromboembolism, or VTE: deep vein thrombosis and pulmonary embolism. The ClotTriever system is 510(k)-cleared by the FDA and CE Mark approved for the treatment of deep vein thrombosis. The FlowTriever system is 510(k)-cleared by the FDA for the treatment of pulmonary embolism and clot in transit in the right atrium.

Forward Looking Statements

Statements in this press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue”

or the negative of these terms or other similar expressions. Forward-looking statements include estimates  regarding fourth quarter revenue and total procedures and the potential impact of COVID-19 on the business, and are based on Inari’s current expectations, forecasts and assumptions, are subject to inherent uncertainties, risks and assumptions that are difficult to predict and actual outcomes and results could differ materially due to a number of factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Quarterly Report on Form 10-Q for the period ended September 30, 2020 and in its other reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are based on information available to Inari as of the date hereof and are made only as of the date of this release. Inari undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Inari’s views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Inari.

Investor Contact:

Westwicke Partners

Caroline Corner

Phone +1-415-202-5678

caroline.corner@westwicke.com